Exhibit B

ASSIGNMENT AND USE OF NAME AGREEMENT

This ASSIGNMENT AND USE OF NAME AGREEMENT, dated as of January 3, 2006 (the “Agreement”), is by and between GREG MANNING, an individual (“MANNING”), and ESCALA GROUP, INC., formerly known as GREG MANNING AUCTIONS, INC., a Delaware corporation located at 623 Fifth Avenue, New York, NY 10022 (the “COMPANY”).

W I T N E S S E T H:

WHEREAS, the COMPANY has been using, and continues to use The Name (as hereinafter defined) as part of its corporate and trade name and as a trademark and service mark in the conduct of the past and present business of the COMPANY (hereinafter referred to as the “Business”);

WHEREAS, MANNING acknowledges the COMPANY’s right to continue to use The Name in connection with the Business and agrees to the assignment of rights and restrictions on use of The Name as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1. The Name. As used herein, “The Name” means the name and marks containing the phrase, “GREG MANNING”, including the name and marks “GREG MANNING AUCTIONS” and “GREG MANNING AUCTIONS, INC.” and all stylizations and confusingly similar variations thereof and associated designs and logos (including the stylized “GM”) used in the Business.

2. Effective Date. As used herein, the “Effective Date” means the date both parties have executed this Agreement.

3. Affiliate. As used herein “Affiliate” means any person, partnership, joint venture, corporation or other form of enterprise, domestic or foreign, including, without limitation, parents and subsidiaries, which directly or indirectly Controls (as hereinafter defined), is Controlled by, or is under common Control with, the subject Party. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and operating policies of an entity through ownership of fifty percent (50%) or more of the voting and/or equity securities of such entity.

4. Assignment of The Name. MANNING, individually and for any legal entity which he owns or controls, hereby confirms the sale, transfer, conveyance and assignment to the COMPANY, for use by the COMPANY and its Affiliates, successors, and assigns, for and in connection with the field of the Business, (a) all of MANNING’s right, title, ownership, and interest in and to The Name, throughout the world, including any and all rights as a trademark, service mark, trade name, domain name, endorsement, and similar or related identifier; all registration, applications, common law rights, and rights of privacy and publicity therein, as well as all rights in and to any trademark applications for GREG MANNING AUCTIONS, together with all the related goodwill of the Business symbolized by or associated with The Name being assigned, and (b) the right to take any action or prosecute or assert any rights against any third party or parties, in the name of or on behalf of MANNING, in response to (i) any actual or alleged infringement or unfair competition, past, present or future, by third party or parties of The Name (whether alone or in combination with other words) in conjunction with any goods or services that fall within the field of the Business, or (ii) any use of The Name to publicize to consumers any association of The Name as designer, producer, distributor, manufacturer or endorser of any goods or services in the field of the Business. To the extent any of the foregoing rights cannot be assigned as a matter of law or otherwise, MANNING hereby waives, and irrevocably consents to the exclusive right of the COMPANY, its Affiliates, successors, and assigns to use and exercise all such aforementioned rights.

5. Restrictions on MANNING’s Use of The Name.

(a) MANNING hereby acknowledges and agrees that he will not, and that he will cause and assure that any legal entity owned or directly or indirectly controlled by him will not, use or authorize or permit others to use The Name for or in connection with the field of the Business, including, in or as part of any trademark, service mark, trade name, domain name, endorsement, or similar or related identifier (including in any advertisement, promotion, or other activities relating thereto) of products or services in the field of the Business.

(b) For purposes of clarification and not limitation of Section 5(a) above, MANNING hereby acknowledges and agrees that as of the Effective Date he, and any legal entity owned or directly or indirectly controlled by him, will not use The Name or authorize others to use The Name in competition with the Business, or in connection with any business that competes with or targets sales associates, agents, or customers of the COMPANY and/or its Affiliates anywhere in the world with respect to the field of the Business.

(c) For purposes of clarification and not limitation of Section 5(a) above, MANNING further acknowledges and agrees that he, and any legal entity owned or directly or indirectly controlled by him, will not, whether as a franchisor, franchisee, licensee, sublicensor, or otherwise, co-brand The Name, or any confusingly similar variation thereof, with any name or mark of any third party that is involved in the field of Business.

6. MANNING’s Permitted Use of The Name. Except as otherwise prohibited in this Agreement, nothing herein shall be deemed or construed to prevent MANNING from using The Name (including his personal name) commercially in areas not related to the field of the Business.

7. Discontinuation of The Name by the COMPANY. In the event that the Board of Directors of the COMPANY by resolution determines to discontinue all use of the name and mark “GREG MANNING” in the conduct of the COMPANY business, including as part of any corporate name, trade name, trademark or service mark, the COMPANY agrees to notify MANNING within sixty (60) days following such determination and grant MANNING a one hundred eighty (180) day option to purchase from the COMPANY all right, title and interest in the name and mark “GREG MANNING”, including any rights of privacy, publicity and endorsement associated therewith, at a purchase price to be negotiated by the parties. In the event the parties cannot reasonably agree on a purchase price, the parties shall jointly designate an independent third party to determine such price based on an arms-length fair market valuation of The Name. Such valuation, if necessary, shall be performed by a reputable firm of independent consultants experienced in intellectual property valuations and acceptable to both Parties. If MANNING elects to purchase such rights in the name and mark “GREG MANNING,” the Parties will take all reasonable steps to complete any such purchase of The Name within such one hundred eighty (180) day option period based on reasonable terms and conditions. However, MANNING acknowledges and agrees that the terms and conditions of any such purchase will include specific requirements to avoid possible confusion with the then current and planned business of the COMPANY.

8. Representations and Warranties. MANNING hereby represents and warrants that (i) he has not granted to any third party (other than the COMPANY or its Affiliates) the right or license to use The Name, (ii) this Agreement is, and such other transactions will be, valid and binding obligations enforceable in accordance with their respective terms, (iii) the execution, delivery and performance of this Agreement does not and will not violate the provisions of any Articles of Incorporation or By-laws or the provisions of any note of which he is the maker or of any indenture, agreement, or other instrument to which he is a party, and (iv) he has good and valid title to The Name without material encumbrances and is capable of assigning The Name pursuant to this Agreement.

9. Good Faith Covenant. MANNING hereby acknowledges and agrees that he will not do anything or cause others to do anything that is inconsistent with the full assignment to, and ownership by, the COMPANY (or its Affiliates) of The Name or that would infringe, disparage, tarnish, or reflect adversely on The Name. MANNING further acknowledges and agrees that he will not, at any time, now or in the future, assert or authorize others to assert any claim of infringement, unfair competition, or violation of right of privacy or publicity, against the COMPANY or its Affiliates relating to the use of The Name anywhere in connection with the Business, unless the COMPANY or its Affiliates have used The Name with an intent to bring disrepute to, ridicule, or disparage MANNING, and then only with respect to such offending action.

10. Cooperation; Further Assurances. MANNING hereby agrees to assist the COMPANY and its Affiliates, or any person or entity designated by the COMPANY or its Affiliates, promptly upon request, in perfecting, registering, maintaining, and enforcing, throughout the world, the COMPANY’s (or its Affiliates’) rights in and to The Name in connection with the Business, whether now existing or hereafter created, including, but not limited to, executing all documents and instruments as may be reasonably requested by the COMPANY (or its Affiliates) including but not limited to a Consent To Trademark Registration shown in Exhibit A. MANNING further agrees that he will not apply to register as a trademark, service mark, or Internet domain name The Name in connection with the field of the Business, unless specifically requested and authorized to do so by the COMPANY, in writing, in the name of an entity designated by the COMPANY.

11. Territory. This Agreement shall apply worldwide.

12. Term. The term of this Agreement shall be perpetual.

13. Entire Agreement. This Agreement, the Employment Agreement between MANNING and the COMPANY effective as of July 1, 2005, and documents and instruments delivered in connection herewith contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

14. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to its rules of conflict of laws.

15. Assignment of Agreement. This Agreement shall be transferable and assignable by the COMPANY and its Affiliates (and by the COMPANY’s successors and assigns) and the COMPANY’s successors and assigns shall have full rights under this Agreement as if they were the COMPANY. This Agreement may not be assigned by MANNING.

16. Section Headings. Section headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GREG MANNING	ESCALA GROUP, INC.
______________________________________________
Dated: January 3, 2006	By:
Title: President and Chief Executive Officer
Dated: January 3, 2006

EXHIBIT A

CONSENT TO TRADEMARK REGISTRATION

I, Greg Manning, a citizen of the United States of America, having an office and place of business at 775 Passaic Avenue, West Caldwell, NJ 07006, have been known by the name of “Greg Manning”, hereby consents to the registration of “Greg Manning”, and any trademarks or service marks including “Greg Manning” or variations thereof in any form, style, script or design, in the United States Patent and Trademark Office and all foreign trademark offices, for all goods and services. This Consent extends to Escala Group, Inc. (formerly known as Greg Manning Auctions, Inc.), a Delaware corporation, and to its affiliates and successors and assigns.

                                GREG MANNING

                        ______________________________________

                        Dated: ___________________, 2006

                       State of                        )
                                                           ) ss.:
                       County of                     )

                       On this ___ day of ___________, 2005 before me appeared
                        ______________________, to me known and known to me to be
                        ______________________ the person described in and who
                        executed the foregoing instrument and he acknowledged the
                        same to be his free act and deed.

                            Notary Public

                            (Official Seal)